UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 14, 2010
GENERAL NUTRITION CENTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
     On July 14, 2010 (the “Election Date”), the Boards of Directors (the “Boards”) of GNC Acquisition Holdings Inc. (“Holdings”), GNC Corporation (“GNC Corp.”) and General Nutrition Centers, Inc. (together with Holdings and GNC Corp., “GNC”) elected Richard Wallace to each of the Boards of GNC. In connection with his service as a director of GNC, Mr. Wallace will receive a salary in the annual amount of $40,000.
     Also, on the Election Date, the Compensation Committee of Holdings granted Mr. Wallace 17,500 non-qualified stock options (“Options”) to purchase shares of Class A common stock of Holdings, par value $0.001 (the “Common Stock”), at an exercise price of $11.09 per share, and 17,500 Options to purchase shares of Common Stock at an exercise price of $16.63 per share. The Options (i) have a term of ten years from the Election Date, (ii) become vested and exercisable in five equal installments on each anniversary of the Election Date, subject to Mr. Wallace’s continued service as a director of GNC from the Election Date until the applicable vesting date, and (iii) are otherwise subject to the terms of Holdings’ 2007 Stock Incentive Plan and a stock option agreement in the form previously approved by the Board of Holdings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 16, 2010

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer